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                                                                    EXHIBIT 99

        BRIGHTPOINT, INC. CONSUMMATES PUBLIC OFFERING OF COMMON STOCK


     Indianapolis -- August 7, 1997 -- BRIGHTPOINT, INC. (NASDAQ: CELL) announced today that it consummated at $30.00 per share its public offering of 2,200,000 shares of Common Stock by the Company and an additional 2,100,000 and 200,000 shares of Common Stock on behalf of Robert Picow and Joseph Forer, respectively. Messrs. Picow and Forer are the former stockholders of Allied Communications, Inc. and affiliated companies, which the Company acquired in June 1996 in a pooling-of-interests transaction. The U.S. Offering is being managed by Merrill Lynch & Co., Cowen & Company, UBS Securities LLC and Sands Brothers & Co., Ltd. The International Offering is being managed by Merrill Lynch International, Cowen International L.P., UBS Limited and Sands Brothers & Co., Ltd.

     Brightpoint is a leading provider of distribution and value-added logistics services to the wireless communications industry. The Company facilitates the effective and efficient distribution of wireless handsets and related accessories from leading manufacturers to network operators, agents, resellers, dealers and retailers in the wireless communications market.